UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OF THE

SECURITIES ACT OF 1934

WYTEC INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	46-0720717
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
19206 Huebner Rd., Suite 202, San Antonio, Texas 78258
(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Not applicable	Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number pursuant to which this form relates:

333-215496 (If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock

(Title of Class)

(Title of Class)

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TABLE OF CONTENTS

Item 1.	Description of Registrant’s Securities to be Registered	1

Item 2.	Exhibits	1

Signatures		2

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Item 1.	Description of Registrant’s Securities to be Registered.

Wytec International, Inc. (the “Registrant”) hereby incorporates by reference herein the description of its common stock, par value $0.001 per share (the “Common Stock”), to be registered hereunder set forth under the heading “Description of Securities” in the Registrant’s prospectus forming part of its Registration Statement on Form S-1 (File No. 333-215496), originally filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, on January 10, 2017 as thereafter amended and supplemented. The Common Stock is expected to eventually be quoted and traded on the OTC-QB Market.

Item 2.	Exhibits.

The following exhibits to this registration statement are filed herewith or have been filed as exhibits previously as described in the below footnotes and are hereby incorporated by reference herein:

Exhibit Description

3.1	Articles of Incorporation, dated November 7, 2011 (1)
3.2	Amendment to Articles of Incorporation, dated January 14, 2014 (1)
3.3	Amendment to Articles of Incorporation, dated June 13, 2014 (1)
3.4	Bylaws (1)
3.5	Certificate of Designation for Series A Preferred Stock, dated February 14, 2014 (1)
3.6	Certificate of Designation for Series B Preferred Stock, dated June 13, 2014 (1)
3.7	Amendment to Certificate of Designation for Series B Preferred Stock, dated October 22, 2104 (1)
3.8	Amendment to Certificate of Designation for Series B Preferred Stock, dated March 4, 2015 (1)
3.9	Certificate of Designation for Series C Preferred Stock, dated July 26, 2016 (1)
4.1	Warrant distributed in Spin-Off (1)
4.2	Amended and Restated Warrant distributed in Spin-Off (2)
10.1	Separation and Distribution Agreement by and between Wytec International, Inc. and Competitive Companies, Inc. (1)
10.2	License Agreement by and between Wytec International, Inc. and Competitive Companies, Inc. (1)
10.3	Revolving Line of Credit Note by and between Wytec International, Inc. and Competitive Companies, Inc.(1)
10.4	Stock Purchase Agreement by and among Wytec International, Inc., Competitive Companies, Inc., and Capaciti Networks, Inc., dated November 17, 2016 (1)
10.5	Amendment to Stock Purchase Agreement by and among Wytec International, Inc., Competitive Companies, Inc., and Capaciti Networks, Inc., as of November 17, 2016 (2)
14.1	Code of Conduct (1)

(1)	Incorporated by reference from the original filing of the Registration Statement on January 10, 2017.
(2)	Incorporated by reference from the filing of Amendment No. 2 to the Registration Statement on August 7, 2017.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

WYTEC INTERNATIONAL, INC.

(Registrant)

Date: January 16, 2018

/s/ William H. Gray, Chief Executive Officer

William H. Gray, Chief Executive Officer

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